SETTLEMENT AND RESCISSION AGREEMENT

     This Settlement and Rescission Agreement (the "Agreement") is entered into this 26th day of September, 2000, by and between Evans Systems, Inc., a Texas corporation ("Evans"), Way Energy, Inc., a Delaware corporation ("Way"), and Affiliated Resources Corporation, a Colorado corporation (formerly known as Synaptix Systems Corporation)("Affiliated"). Each of Evans, Way, and Affiliated shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS,  Way  is  a  wholly-owned  subsidiary  of  Evans;

     WHEREAS, the Parties are each a party to that certain Stock Purchase Agreement dated October 30, 1998 (the "Purchase Agreement") wherein Affiliated agreed to purchase from Way all of the common stock of ChemWay Systems, Inc., a Texas corporation and a wholly-owned subsidiary of Way ("ChemWay");

     WHEREAS, in December 1998 the Parties executed Amendment No. 1 to Stock Purchase Agreement (the "First Amendment"), which amended certain terms of the Purchase Agreement;

     WHEREAS, the Parties executed a letter agreement dated March 11, 1999 and entitled Waiver and Second Amendment to Stock Purchase Agreement (the "Second Amendment"), which amended certain terms of the Purchase Agreement;

     WHEREAS, the Parties executed a letter agreement dated April 26, 1999 and entitled Waiver and Third Amendment to Stock Purchase Agreement (the "Third Amendment" and, together with the Purchase Agreement, First Amendment, and Second Amendment, known as the "ChemWay Purchase Documents"), which amended certain terms of the Purchase Agreement;

     WHEREAS, Evans and Way claim that Affiliated has breached the terms of the ChemWay Purchase Documents (the "Dispute"), and have filed a lawsuit against Affiliated in the 130th Judicial District Court for the County of Matagorda, State of Texas, Case No. 00JO443-C (the "Lawsuit");

     WHEREAS, the Parties desire to resolve the Dispute between them, settle the Lawsuit, and to unwind the transactions called for in the ChemWay Purchase Documents (the "Rescission").

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:


                                 AGREEMENT

     1.     Obligations  of  Affiliated.  As  a material term of this Agreement,
            ---------------------------
Affiliated  agrees  to  the  following:

          A. At the Closing (as defined in Section 5 hereof), Affiliated shall deliver to Evans 65,000 shares of common stock of ChemWay (the "ChemWay Shares"), representing 100% of the issued and outstanding stock of ChemWay. The ChemWay Shares shall be fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

          B.     At  the Closing, Affiliated shall deliver to Evans a promissory note in the face amount of $625,000, bearing simple interest at the rate of 10.5% per annum, with the principal and interest due twelve months and one day after the Closing (the "Note"). The Parties hereto agree that the face amount of the Note was determined based on the agreed-upon decline in value of ChemWay during the time that Affiliated operated ChemWay as measured, in part, by the decrease in book value.

          C. Effective on the date of this Agreement, Affiliated shall deliver the written resignations of all the officers and directors of ChemWay; provided, however, that immediately prior to the their resignations, the officers and directors of ChemWay shall appoint and elect their successors as designated by Evans (the "Interim Management"), to serve at the discretion of the shareholders of ChemWay. The Parties hereto acknowledge and agree that the Interim Management shall have all the authority and powers of management from the date of this Agreement until the Closing, at which time Evans, as the then sole shareholder of ChemWay, shall have the authority to elect and appoint management of its choosing.

          D. At the Closing, Affiliated shall deliver to Evans satisfactory proof of the approval of this Agreement and the transactions called for herein by the Board of Directors of Affiliated.

          E. Release. Except as set forth above, effective on the date of the Closing, Affiliated shall release and discharge Evans and Way, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Affiliated may now or hereafter have or claim to have against Evans or Way arising out of or pertaining to the subject matter of the Dispute and the Lawsuit. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

     2.     Obligations of Evans and Way.  As a material term of this Agreement,
            ----------------------------
Evans  and  Way,  and  each  of  them,  agree  to  the  following:

          A. At the Closing, Evans will deliver to Affiliated an aggregate of 1,500,000 shares of Affiliated common stock (the "Affiliated Cancelled
Shares"), duly endorsed for cancellation, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

          B. At the Closing, Evans will deliver to Peter Losavio of the Losavio Law Firm ("Escrow Agent"), to hold as escrow agent under the terms of this Agreement, an aggregate of 1,000,000 shares of Affiliated common stock (the "Affiliated Escrow Shares"), duly endorsed for cancellation, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

               (i) Upon payment in full of all principal and interest due and owing under the Note, the Escrow Agent shall deliver the Affiliated Escrow Shares to Affiliated for cancellation, and all further obligations between the Parties hereto, on the one hand, and the Escrow Agent, on the other hand, shall cease.

               (ii) In the event that Affiliated defaults in the payment of the principal and interest due as set forth in the Note, then Evans shall give written notice of such default in accordance with Section 7 hereof. If such default is not cured within seven (7) days of receipt of the notice, then the Escrow Agent shall, upon the receipt of written instructions from Evans to do so, sell for the account of Evans that number of Affiliated Escrow Shares, at their fair market value based on the then-current bid price as published on the Over the Counter Bulletin Board or other recognized exchange on which the Affiliated common stock then trades, necessary to satisfy Affiliated's obligations under the Note. In the event that Affiliated common stock does not trade on the Over the Counter Bulletin Board, the NASDAQ Pink Sheets, or some other recognized exchange, then the Escrow Agent shall obtain the fair market value for the Affiliated Escrow Shares to the best of his reasonable ability. After first applying the proceeds of the sale to the payment of reasonable expenses of sale, the Escrow Agent shall then apply the proceeds to the unpaid amounts due and owing under the Note, and thereafter shall deliver any surplus and any of the Affiliated Escrow Shares not sold to Affiliated. In the event that the net proceeds from the sale of the Affiliated Escrow Shares is not sufficient to satisfy Affiliated's obligations under the Note, then Affiliated shall be liable to Evans for the unpaid balance.

          C. The Parties acknowledge the existence of an agency contract by and between Affiliated and RTB Ventures (the "Kroger Contract") which, when executed, will be assigned to ChemWay. For a period of three (3) years from the Closing, Evans shall pay to Affiliated a royalty equal to three percent (3%) of the gross sales recorded by Evans and/or Way as a result of the Kroger Contract, accrued on a cash basis as of the last day of each calendar quarter. The amounts due to Affiliated under this Section 2C may be offset against any amounts due and owing by Affiliated under the Note, if any.

          D. Beginning reasonably upon execution of this Agreement, Evans and Way, and each of them, agree to designate at least one officer and director of ChemWay, and to reasonably fulfill the obligations of ChemWay with respect to certain creditors and claimants, including but not limited to Wright Oil Co., Old World Automotive Products, Inc., Mine Safety Applicance Co., and Mona Industries.

          E. Evans and Way, and each of them, hereby agree to indemnify, defend, and hold harmless Peter Vanucci from any liability whatsoever inuring to him with respect to the that certain loan known generally as the Cottonwood Warehouse Loan and, specifically including, without limitation, Vanucci's guarantee of the Blackburn & Brown loan. In addition, Evans and Way, and each of them, hereby agree to indemnify, defend, and hold harmless Affiliated from any liability, obligation, or payable of ChemWay which was disclosed on Exhibits A and B attached hereto, specifically including but not limited to the IICI Note.

          F. At the Closing, Evans and Way shall deliver to Affiliated satisfactory proof of the approval of this Agreement and the transactions called for herein by the Board of Directors of Evans and Way.

          G. Release. Except as set forth above, effective on the date of the Closing, Evans and Way, and each of them, shall release and discharge Affiliated, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Evans or Way may now or hereafter have or claim to have against Affiliated arising out of or pertaining to the subject matter of the Dispute and the Lawsuit. This release of claims and defenses shall not alter the prospective duties between the parties under this Agreement.

     3.     Representations  and  Warranties  of Affiliated.  In order to induce
            -----------------------------------------------
Evans  and Way to enter into this Agreement, Affiliated warrants and represents:

          A. Affiliated is a business duly organized and existing under the laws of the State of Colorado, with full authority to enter into this Agreement and the transactions called for herein.

          B. Attached hereto as Exhibit A is a schedule of all lawsuits or claims, leases, employment contracts, merchandise commitments, informal arrangements, and other executory obligations of ChemWay as of the date of this Agreement. Any changes to Exhibit A will be provided as of the date of Closing. Affiliated agrees that it will not cause ChemWay to incur any additional obligations between the date of this Agreement and the Closing.

          C. Within five (5) business days of the execution of this Agreement, Affiliated shall deliver to Evans the minute book of ChemWay, warranted herein to be accurate and to fully reflect all meetings, actions, proceedings, and bylaws as of the date of its delivery.

          D. Affiliated is a fully-reporting issuer under the Securities Exchange Act of 1934 and is current in all of its filings obligations thereunder.

          E. Affiliated is the sole owner of the ChemWay Shares, which represent all of the issued and outstanding shares of ChemWay as of the date of this Agreement. The ChemWay Shares are fully paid and non-assessable, and Affiliated has the right to sell the shares free of all encumbrances. Evans shall receive good and marketable title to the ChemWay Shares. Affiliated shall deliver an opinion of its legal counsel with respect to these matters.

               F. Between the date of this Agreement and the Closing, Affiliated will not modify or reduce ChemWay's authorized shares, will not consolidate or merge ChemWay with any other business, will not distribute any of ChemWay's assets or pay or declare any dividends, in cash or in property, on any of ChemWay's shares, will not redeem any ChemWay's outstanding shares, and will not sell, mortgage, encumber, or dispose of any of ChemWay's property.

          G. Attached hereto as Exhibit B is an unaudited balance sheet of ChemWay as of August 31, 2000, which has been prepared by Affiliated's management in accordance with generally accepted accounting principles.

     4.     Representations and Warranties of Evans and Way.  In order to induce
            -----------------------------------------------
Affiliated to enter into this Agreement, Evans and Way, and each of them, warrants and represents:

          A. Evans is a business duly organized and existing under the laws of the State of Texas, with full authority to enter into this Agreement and the transactions called for herein.

          B. Way is a business duly organized and existing under the laws of the State of Delaware, with full authority to enter into this Agreement and the transactions called for herein.

          C. Evans is a fully-reporting issuer under the Securities Exchange Act of 1934 and is current in all of its filings obligations thereunder.

          D. Evans is the sole owner of the Affiliated Cancelled Shares and the Affiliated Escrow Shares, which are fully paid and non-assessable, and Evans has the right to sell the shares free of all encumbrances. Affiliated shall receive good and marketable title to the Affiliated Cancelled Shares and the Affiliated Escrow Shares. Evans shall deliver an opinion of its legal counsel with respect to these matters.

     5.     Closing.
            -------

          A. The Closing shall occur (i) on the first business day immediately following the day that Affiliated closes its acquisition of Modular Processing Technologies, Inc., a Nevada corporation, or (ii) upon obtaining shareholder approval for the transactions called for herein. In the event that neither (i) nor (ii) identified above occur on or before November 26, 2000, then except as set forth in Section 11 hereof this Agreement and the transactions contemplated hereby shall automatically terminate (the "Automatic Termination").

          B. In the event of an Automatic Termination, Affiliated agrees to recognize and acknowledge the existence of Way's Put (as that term is defined in the ChemWay Purchase Documents and specifically the First Amendment). In addition, Affiliated agrees to execute, simultaneously with the execution of this Agreement, a Stipulated Judgment (the "Judgment") and Deed In Lieu of Foreclosure (the "Deed") in an amount equal to the amount Evans and/or Way is entitled to receive under the Put, and which provides for automatic deed in lieu of foreclosure of the ChemWay assets which are identified as security for the Put, which Judgment and Deed shall be held in escrow by the Escrow Agent. The Parties hereto agree that the Judgment and Deed may be abstracted or entered only in the event that events (i) and (ii), described above, do not occur by November 26, 2000. The Parties further agree that if the Judgment and Deed are entered, and the ChemWay assets are deeded, then Evans and Way shall consider the receipt of the ChemWay assets as full satisfaction for all obligations of Affiliated under the ChemWay Purchase Agreements, and Evans and Way further agree to return to Affiliated the Affiliated Cancelled Shares and the Affiliated Escrow Shares for cancellation. If, however, either of events (i) or (ii) occur on or before November 26, 2000, then the Judgment and Deed will be released and neither abstracted, entered, nor recorded.

     6.     Confidentiality.  Each  Party  hereto  will  hold and will cause its
            ----------------
agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter of the Dispute and the Lawsuit (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished,
(ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     7.     Notices.  Any  notice,  request,  instruction  or  other  document
            -------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     To  Affiliated:

          Affiliated  Resources  Corporation
          3050  Post  Oak  Boulevard,  Suite  1080
          Houston,  TX  77056
          Attn:  President  or  CEO
          Facsimile  (713)  355-8949

          with  a  copy  to:

          Cutler  Law  Group
          610  Newport  Center  Drive,  Suite  800
          Newport  Beach,  CA  92660
          Attn:  Brian  A.  Lebrecht,  Esq.
          Facsimile  (949)  719-1988

          with  an  additional  copy  to:

          Short  &  Ketchand,  LLP
          Summit  Tower,  Suite  1520
          11  Greenway  Plaza
          Houston,  TX  77046
          Attn:  Robert  L.  Ketchand
          Facsimile  (713)  960-1517

     To  Evans  and  Way:

          Evans  Systems,  Inc.
          ______________________
          ______________________
          Attn:  J.L.  Evans
          Facsimile  (____)  ________

          with  a  copy  to:

          Losavio  Law  Firm
          8414  Bluebonnet  Boulevard,  Suite  110
          Baton  Rouge,  LA  70810
          Attn:  Peter  Losavio,  Esq.
          Facsimile  (225)  769-2864

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by hand delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

     8.     No Representations.  Each Party acknowledges and represents that, in
            ------------------
executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

     9.     Disputed  Claim.  This  Agreement  pertains  to a disputed claim and
            ---------------
does not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein.

     10.     Covenant  Re:  Assignment.  The  Parties  hereto, and each of them,
             -------------------------
represent and warrant to each other that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any Party hereto (and/or the successor of such Party) by any Party or entity who is the assignee or transferee of such claim or matter shall fully indemnify, defend and hold harmless the Party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, fees, expenses, liabilities, and damages which that Party (and/or its successors) incurs as a result of the assertion of such claim or matter.

     11.     Survival  of  Warranties.  The  representations  and warranties, as
             ------------------------
well as the provisions of Section 5, contained in this Agreement are deemed to and do survive the execution hereof.

     12.     Modifications.  This  Agreement  may  not  be  amended,  canceled,
             -------------
revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

     13.     Agreement  Binding  on Successors.  This Agreement shall be binding
             ---------------------------------
upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

     14.     Attorney's  Fees.  All  Parties hereto agree to pay their own costs
             ----------------
and  attorneys'  fees  except  as  follows:

          (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

     15.     Choice of Law; Venue.  This Agreement and the rights of the parties
             --------------------
hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     16.     Terms and Conditions.     The Parties agree and stipulate that each
             --------------------
and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

     17.     Time  is of the Essence.  The Parties agree and stipulate that time
             ------------------------
is of the essence with respect to compliance with each and every item set forth in this Agreement.

     18.     Entire  Agreement.  This  Agreement,  along  with  the Note and any
             ------------------
exhibits attached hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     19.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.


"Evans"                                   "Way"


Evans  Systems,  Inc.,                    Way  Energy,  Inc.,
a  Texas  corporation                     A  Delaware  corporation

/s/  J.L. Evans                            /s/  J.L. Evans
________________________________          ________________________________
By:     J.L.  Evans                         By:     J.L.  Evans
Its:     CEO                                Its:     CEO



"Affiliated"


Affiliated  Resources  Corporation,
a  Colorado  corporation

/s/  Peter Vanucci
_________________________________
By:     Peter  Vanucci
Its:     Chairman  and  CEO